Exhibit 99.1

THIRD AMENDMENT TO BUSINESS LOAN AGREEMENT

This Third Amendment to Business Loan Agreement (the “Amendment”) is made as of November 22, 2005, by and between Bank of America, N.A. (“Bank”) on the one hand, and Bebe Stores, Inc. (“Borrower 1”), Bebe Management, Inc. (“Borrower 2”), and Bebe Studio, Inc. (“Borrower 3”) (Borrower 1, Borrower 2, and Borrower 3 are sometimes referred to collectively as the “Borrowers” and individually as the “Borrower”) on the other hand.

RECITALS

A.                                   Borrowers and Bank entered into that certain Business Loan Agreement dated as of March 28, 2003, as amended by that certain First Amendment to Business Loan Agreement dated as of November 24, 2003 and by that certain Second Amendment to Business Loan Agreement dated as of September 15, 2004 (the “Agreement”).

B.                                     Borrowers and Bank desire to further amend the Agreement as herein provided.

AGREEMENT

1.                                       Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.                                       Amendments.

a.                                       Section 1.2 of the Agreement is amended in its entirety to read as follows:

“1.2  Availability Period. The line of credit is available between the date of this Agreement and March 31, 2009, or such earlier date as the availability may terminate as provided in this Agreement (the “Expiration Date”).”

b.                                      Section 7.2 of the Agreement is amended to add subsection (d) to read as follows:

“(d) Within 90 days of the end of each fiscal year and within 45 days of each fiscal quarter, a compliance certificate of the Borrowers, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish that the Borrower is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrowers are taking and propose to take with respect thereto.”

3.                                       Representations and Warranties. Each Borrower hereby represents and warrants to Bank that: (i) no default specified in the Agreement and no event which with notice or lapse of time or both would become such a default has occurred and is continuing and has not been previously waived, (ii) the representations and warranties of each Borrower pursuant to the Agreement are true on and as of the date hereof as if made on and as of said date, (iii) the making and performance by each Borrower of this Amendment have been duly authorized by all necessary action, and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.

4.                                       Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

a.                                       This Amendment duly executed by all parties hereto.

b.                                      Payment of all out-of-pocket expenses, including attorneys’ fees, incurred by the Bank in connection with the preparation of this Amendment not to exceed $1000.00. The Bank has elected not to charge the Borrowers an amendment fee for this amendment.

5.                                       Effect of Amendment. Except as provided in this Amendment, the Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

Bank of America N.A.		Bebe Stores, Inc.

By	/s/ Kenneth E. Jones	By	/s/ Walter Parks
Name	Kenneth E. Jones	Name	Walter Parks
Title	Senior Vice President	Title	Chief Financial Officer

Bebe Management, Inc.

		By	/s/ Walter Parks
		Name	Walter Parks
		Title	Chief Financial Officer

Bebe Studio, Inc.

		By	/s/ Walter Parks
		Name	Walter Parks
		Title	Chief Financial Officer